UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2019

Ollie’s Bargain Outlet Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37501	80-0848819
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.

6295 Allentown Boulevard Suite 1 Harrisburg, Pennsylvania	17112
(Address of Principal Executive Offices)	(Zip Code)

(717) 657-2300
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 25, 2019, the Board of Directors (the “Board”) of Ollie’s Bargain Outlet Holdings, Inc. (the “Company”) amended and restated the Company’s bylaws effective immediately to implement majority voting in uncontested director elections. Previously, the Company’s bylaws provided that directors were elected by a plurality of the votes cast at the Annual Meeting by stockholders entitled to vote in director elections.

Section 2.02 of the amended and restated bylaws provides that each director shall be elected by a majority of the votes cast at any meeting of the stockholders at which the election of directors is held and a quorum is present. However, if as of 10 days in advance of the date, the Company files its definitive proxy statement with the Securities and Exchange Commission the number of director nominees exceeds the number of directors to be elected in such election (a “contested election”), the directors shall be elected by the vote of plurality of the votes cast.

In an uncontested election of directors, any incumbent director who does not receive a majority of the votes cast will promptly tender his resignation to the Board. The Board will decide, after considering the recommendation of the Nominating and Corporate Governance Committee, whether to accept or reject the tendered resignation, or whether other action should be taken. The director nominee in question will not participate in the recommendation or decision making process. An explanation by the Board of its decision will be publicly disclosed within 90 days from the date of publication of the election results. If the Board determines to accept a director’s resignation, or if a director nominee who is not an incumbent director is not elected, then the Board, in its sole discretion, may fill any resulting vacancy in accordance with the Company’s bylaws.

The majority voting standard and resignation policy applicable in uncontested elections will apply for the Company’s 2019 Annual Meeting of Stockholders.

The foregoing description is qualified in its entirety by reference to the Third Amended and Restated Bylaws, as adopted on April 25, 2019, which are attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01	Other Events.

On April 25, 2019, the Board established a fully independent Nominating and Corporate Governance Committee (the “Committee”), which will be responsible for, among other things, overseeing the nomination process for candidates to the Board and such other authority and responsibilities as set forth in the Committee’s charter. The Committee is initially comprised of Messrs. Thomas Hendrickson, Stephen White, Stanley Fleishman, Robert Fisch, and Richard Zannino.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The exhibit listed on the Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description

3.1	Third Amended and Restated Bylaws of Ollie’s Bargain Outlet Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLLIE’S BARGAIN OUTLET HOLDINGS, INC.

Date: April 29, 2019	By:	/s/ Jay Stasz
Name: Jay Stasz
Title: Senior Vice President and Chief Financial Officer